Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form S-1 of our report dated February 12, 2007 relating to the combined financial statements of Claims Services Group (entities commonly controlled by Automatic Data Processing, Inc.), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Selected Historical Financial Data” and “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

San Jose, California

February 12, 2007